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                                                                   EXHIBIT 23(d)



                         CONSENT OF TRIDENT SECURITIES


SouthTrust Corporation
Birmingham, Alabama


         We hereby consent to the inclusion as an exhibit to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of SouthTrust Corporation of our letter to the Board of Directors of CENIT Bancorp, Inc. and to all references made to such letter and to the firm in the Proxy Statement/Prospectus.

TRIDENT SECURITIES
A Division of McDonald Investments Inc.


By:      /S/ JOHN F. SCHRAMM
    -------------------------------------
         John F. Schramm
         Senior Vice President


Raleigh, North Carolina
June 18, 2001